Exhibit 23.2




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-42420 of ConAgra, Inc. and subsidiaries on Form S-3 of our reports dated July 9, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of ConAgra, Inc. and subsidiaries for the year ended May 30, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP

Omaha, Nebraska
August 22, 2000